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                                                                     Exhibit 4.2

                                   ----------

                          REGISTRATION RIGHTS AGREEMENT

                               DATED JUNE 26, 2006

                                      AMONG

                              NEVADA POWER COMPANY

                                       AND

                          DEUTSCHE BANK SECURITIES INC.

                                       AND

                              GOLDMAN, SACHS & CO.,

                            AS REPRESENTATIVES OF THE

                               INITIAL PURCHASERS

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                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Agreement") is made and entered into this 26th day of June, 2006, by and between Nevada Power Company, a Nevada corporation (the "Company"), and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives (the "Representatives") of the Initial Purchasers (the "Initial Purchasers"), as contemplated by the Purchase Agreement, dated June 21, 2006 (the "Purchase Agreement"), by and between the Company and the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of an aggregate of $75,000,000 in principal amount of the Company's 6.50% General and Refunding Mortgage Notes, Series O, due 2018 (the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

          The Company agrees with the Representatives, for the benefit of the Initial Purchasers and for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Registrable Securities (as hereinafter defined), as follows:

          1. Definitions.

          As used in this Agreement, the following terms shall have the following meanings:

          "1933 Act" means the Securities Act of 1933, as amended from time to time.

          "1934 Act" means the Securities Exchange Act of l934, as amended from time to time.

          "Closing Date" means the Closing Time as defined in the Purchase Agreement.

          "Company" has the meaning set forth in the preamble and shall also include the Company's successors.

          "Depositary" means The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

          "Exchange Offer" means the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

          "Exchange Offer Registration" means a registration under the 1933 Act effected pursuant to Section 2.1 hereof.


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          "Exchange Offer Registration Statement" means an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

          "Exchange Period" has the meaning set forth in Section 2.1 hereof.

          "Exchange Securities" means the notes issued by the Company under the Indenture containing terms identical to the Securities in all material respects (except for references to provisions relating to liquidated damages, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

          "Holder" means an Initial Purchaser, for so long as it owns any Registrable Securities, and any other beneficial owner of Registrable Securities.

          "Indenture" means the General and Refunding Mortgage Indenture, dated as of May 1, 2001, between the Company and the Trustee, as amended and supplemented from time to time in accordance with the terms thereof.

          "Initial Purchaser" or "Initial Purchasers" has the meaning set forth in the preamble.

          "Majority Holders" means the Holders of a majority in aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities; provided, however, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Company or of such other obligor (unless the Company, such obligor or such Affiliate owns all Registrable Securities then Outstanding) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage.

          "Participating Broker-Dealer" means any of the Initial Purchasers and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

          "Person" means an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Private Exchange" has the meaning set forth in Section 2.1 hereof.

          "Private Exchange Securities" has the meaning set forth in Section 2.1 hereof.

          "Prospectus" means the prospectus included in a Registration Statement, including, without limitation, a prospectus that discloses information previously omitted


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from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 under the 1933 Act), as amended or supplemented, including all documents incorporated by reference therein.

          "Purchase Agreement" has the meaning set forth in the preamble.

          "Registrable Securities" means the Securities and, if issued, the Private Exchange Securities; provided, however, that Securities and, if issued, the Private Exchange Securities, shall cease to be Registrable Securities when
(i) (except in the case of Securities purchased from the Company and continued to be held by the Initial Purchasers) the Exchange Offer is consummated, (ii) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (iii) such Securities have been sold to the public pursuant to Rule 144 under the 1933 Act, (iv) the applicable holding period under rule 144(k) under the 1933 Act shall have expired or (v) such Securities shall have ceased to be outstanding.

          "Registration Expenses" means any and all expenses incident to performance of or compliance by the Company with this Agreement, including, without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all printing and other expenses in preparing, and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements of counsel for the Company and of the independent public accountants of the Company, (vi) the fees and expenses of the Trustee and its counsel (vii) the reasonable fees and expenses, if any, of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses, if any, of not more than one counsel to the Initial Purchasers in connection therewith, which shall be Dewey Ballantine LLP, (viii) the reasonable fees and disbursements of not more than one counsel representing the Holders of Registrable Securities which shall be Dewey Ballantine LLP, unless another firm shall be chosen by the Majority Holders and identified to the Company and (ix) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "Registration Statement" means any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such


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Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

          "SEC" means the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

          "Securities" has the meaning set forth in the preamble.

          "Shelf Registration" means a registration effected pursuant to Section
2.2 hereof.

          "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities or all of the Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "TIA" means the Trust Indenture Act of 1939, as amended from time to time.

          "Trustee" means the trustee with respect to the Securities under the Indenture.

          2. Registration Under the 1933 Act.

          2.1 Exchange Offer. The Company shall, for the benefit of the Holders, at the Company's cost,

                    (A) prepare and, as soon as reasonably practicable but not later than the 180th day after the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities (other than Private Exchange Securities), of a like principal amount of Exchange Securities,

                    (B) use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act on or prior to the 270th day after the Closing Date,

                    (C) to commence the Exchange Offer as promptly as reasonably practicable after the effective date of the Exchange Offer Registration Statement,


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                    (D) use all commercially reasonable efforts to keep the
     Exchange Offer Registration Statement effective until the closing of the Exchange Offer, and

                    (E) use all commercially reasonable efforts to cause the Exchange Offer to be consummated not later than the 40th day after such effective date. It is the objective of the Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act or under state securities or blue sky laws.

          In connection with the Exchange Offer, the Company shall:

               (a) mail as promptly as reasonably practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

               (b) keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

               (c) utilize the services of the Depositary for the Exchange
     Offer;

               (d) permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such Securities exchanged;

               (e) notify each Holder that any Registrable Security not tendered will remain Outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers, as provided herein); and

               (f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.


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          If, prior to consummation of the Exchange Offer, the Initial
Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for the Securities held by such Initial Purchaser, a like principal amount of debt securities (the "Private Exchange Securities") of the Company issued under the Indenture and identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities.

          The Company shall use all commercially reasonable efforts to have the Private Exchange Securities bear the same CUSIP number as the Exchange Securities; provided, however, that the Company shall not have any liability under this Agreement solely as a result of the Private Exchange Securities not bearing the same CUSIP number as the Exchange Securities.

          As soon as practicable after the consummation of the Exchange Offer and/or the Private Exchange, as the case may be, the Company shall:

                    (ii) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

                    (iii) accept for exchange all Securities properly tendered pursuant to the Private Exchange;

                    (iv) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

                    (v) cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

          Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date as of which interest on such Registrable Securities commenced to accrue, all as provided in the Indenture. The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than the following:

                    (i) the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, shall not be in violation of applicable law or any applicable interpretation of the staff of the SEC,


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                    (ii) the Registrable Securities to be exchanged shall have been duly tendered in accordance with the Exchange Offer and the Private Exchange,

                    (iii) each Holder of Registrable Securities to be exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available, and

                    (iv) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right (but shall have no obligation hereunder) to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

          2.2 Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective on or prior to the 270th day after the Closing Date or the Exchange Offer is not consummated on or prior to the 40th day after the effective date of the Exchange Offer Registration Statement, or (iii) if any Holder is not permitted to participate in the Exchange Offer or does not receive fully tradeable Exchange Securities pursuant to the Exchange Offer, then in case of each of clauses (i) through (iii) the Company shall, at its cost:

               (a) File with the SEC, as promptly as reasonably practicable but no later than the 30th day after such filing obligation arises, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement, and shall use all commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective as promptly as reasonably practicable but no later than the 90th day after the filing thereof.


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               (b) Use all commercially reasonable efforts to keep the Shelf
     Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC, or for such shorter period as will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Outstanding or otherwise to be Registrable Securities (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

               (c) Notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

          The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          2.3 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          2.4 Effectiveness. (a) The Company will be deemed not to have used all commercially reasonable efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action the omission of which would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable


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Securities during that period as and to the extent contemplated hereby, unless such action is required or prohibited, as the case may be, by applicable law.

          (b) An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

          2.5 Liquidated Damages. In the event that either (a) the Exchange Offer Registration Statement is not filed with the SEC at or prior to the deadline therefor specified in Section 2.1, (b) the Exchange Offer Registration Statement has not been declared effective at or prior to the deadline therefor specified in Section 2.1, (c) the Exchange Offer is not consummated at or prior to the deadline therefor specified in Section 2.1, (d) the Shelf Registration Statement is not filed with the SEC at or prior to the deadline therefor specified in Section 2.2 or (e) the Shelf Registration Statement has not been declared effective at or prior to the deadline therefor specified in Section 2.2 (each such event referred to in clauses (a) through (e) above, a "Registration Default"), then the Company shall pay to each Holder of Registrable Securities affected thereby liquidated damages in an amount equal to $0.05 per $1,000 in principal amount of Registrable Securities held by such Holder for each week (or portion thereof) in the first 90-day period immediately following the occurrence of such Registration Default. The amount of such liquidated damages payable per week shall increase by $0.05 per $1,000 in principal amount of such Registrable Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of Registrable Securities; provided that the Company shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults liquidated damages will cease to accrue.

          If the Shelf Registration Statement is unusable by the Holders for any reason (other than by reason of a prohibition, condition or other requirement (not relating to information contained therein or omitted therefrom) not in effect at the date hereof imposed by any statute or governmental regulation), and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the Company shall pay to each Holder of Registrable Securities affected thereby liquidated damages in an amount equal to $0.05 per $1,000 in principal amount of Registrable Securities held by such Holder for each week (or portion thereof) in the first 90-day period beginning on the 31st day on which the Shelf Registration Statement ceases to be usable. The amount of such liquidated damages shall increase by $0.05 per $1,000 in principal amount of such Registrable Securities with respect to each subsequent 90-day period in which the Shelf


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Registration Statement is not usable, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of Registrable Securities. Upon the Shelf Registration Statement once again becoming usable, liquidated damages will cease to accrue.

          Liquidated damages shall be computed based on the actual number of days elapsed in each 90-day period in which a Registration Default is continuing or in which the Shelf Registration Statement is unusable, as the case may be.

          All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided in the Indenture for the payment of interest, on each interest payment date, as more fully set forth in the Indenture and the Securities. Notwithstanding the fact that any Securities in respect of which liquidated damages are due cease to be Registrable Securities, all obligations of the Company to pay such liquidated damages shall survive until such time as such obligations in respect of such Securities shall have been satisfied in full.

          3. Registration Procedures.

          In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall:

               (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company,
     (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and, (iii) shall comply as to form in all material respects with the requirements of the 1933 Act and TIA, and the rules and regulation of the SEC thereunder, and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with
     Section 2 hereof;

               (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

               (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advise such Holders that the distribution of Registrable Securities will be made in


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     accordance with the methods selected by the Holders of a majority in principal amount of the Registrable Securities the Holders of which are participating in such Shelf Registration, (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities and (iii) be deemed to have consented to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

               (d) use all commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and such underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

               (e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested in writing by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments thereto become effective and any supplements thereto are filed, (ii) of any request by the SEC or any state securities authority for post-effective amendments to a Registration Statement and supplements to a Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any


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     facts during any period in which a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any change in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

               (f) (A) in the case of the Exchange Offer Registration Statement,
     (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to the Representatives, on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Representatives on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the written notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) be deemed to have consented to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto and to have agreed to keep the Exchange Offer Registration Statement effective during the period of such use (up to a maximum of 180 days after the consummation of the Exchange Offer) and
     (iv) include in the transmittal letter or functionally equivalent documentation to be executed by or on behalf of an exchange offeree in order to participate in the Exchange Offer (x) a statement to the following effect:

          "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer." and

     (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

                    (B) in the case of any Exchange Offer Registration Statement and solely upon the written request of the Representatives, deliver to the Initial Purchasers on behalf of the Participating Broker-Dealers, prior to the commencement of the Exchange Offer (i) an opinion of counsel or opinions of counsel substantially to the effect set forth in Exhibit A,
     (ii) officers' certificates substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form to the extent permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form) from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;

               (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

               (h) make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

               (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

               (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least five business days prior to the closing of any sale of Registrable Securities;

               (k) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use all commercially reasonable efforts to prepare a post-effective amendment to the Registration Statement, a supplement to the related Prospectus or an amendment to any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, the Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

               (l) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus (excluding, in any case, any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement), provide copies of such document to the Holders participating in such Shelf Registration and make such representatives of the Company as shall be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities the Holders of which are participating in such Shelf Registration, available for discussion of such document;

               (m) obtain a CUSIP number for all Exchange Securities, Private Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities, Private Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

               (n) (i) use all commercially reasonable efforts to cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be,
     (ii) cooperate
     with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use all commercially reasonable efforts to cause the Trustee to execute, all documents which may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

               (o) in the case of a Shelf Registration and at the request of the Holders of a majority in principal amount of the Registrable Securities the Holders of which are participating in such Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                    (i) make such representations and warranties to such Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                    (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                    (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                    (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                    (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

                    (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of the Registrable Securities being sold and the managing underwriters, if any.

     The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

               (p) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

               (q) (i) in the case of an Exchange Offer Registration Statement and upon the written request of the Representatives, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Representatives and/or counsel to the Initial Purchasers and make such changes in any such document prior to the filing thereof as the Representatives or such counsel may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Representatives or counsel to the Initial Purchasers shall not have previously been advised and furnished a copy of or to which the Representatives or such counsel shall reasonably object, and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Representatives; and

               (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to counsel for such Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, and, upon the written request of the Representatives, to the Representatives and/or counsel to the Initial Purchasers, make such changes in any such document prior to the filing thereof as the Initial Purchasers, counsel to the Holders of Registrable Securities or the underwriter or underwriters shall reasonably request and not file any such document in a form to which the Representatives, the Majority Holders, counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Representatives, the Majority Holders, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Representatives, the Majority Holders, counsel for the Holders of Registrable Securities or any underwriter;

               (r) in the case of a Shelf Registration, use all commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

               (s) in the case of a Shelf Registration, use all commercially reasonable efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

               (t) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earning statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

               (u) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

          Each Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) or 3(e)(vi) (in the event that such notice pursuant to 3(e)(vi) relates to the jurisdiction in which such Holder plans to dispose of Registrable Securities) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          In the event that the Company fails to effect the Exchange Offer or file any Shelf Registration Statement and maintain the effectiveness of any Shelf Registration Statement as provided herein (other than by reason of a prohibition, condition or other requirement not in effect at the date hereof imposed by any statute or governmental regulation), the Company shall not file any Registration Statement with respect to any securities (within the meaning of Section 2(1) of the 1933 Act) of the Company other than Registrable Securities.

          If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company, and update, such information regarding such Holder and the proposed distribution by such Holder as the Company may from time to time reasonably request. Such information may include such Holder's name and address and any relationships between such Holder and the Company, any of the Initial Purchasers or any underwriter proposing to participate in such proposed distribution. In order to obtain such information, the Company shall, at least fifteen business days prior to the filing of such Shelf Registration Statement, commence commercially reasonable efforts, in cooperation with the Depositary and the Initial Purchasers, (a) to inform the Holders of Registrable Securities that a Shelf Registration Statement is being filed and (b) to specify the information regarding such Holders which the Company requires in connection with the preparation thereof.

          Anything in this Agreement to the contrary notwithstanding, any Holder of Registrable Securities which shall not have timely furnished to the Company the information so requested with respect to any Shelf Registration Statement:

               (a) shall not be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement or to receive copies of such Shelf Registration Statement or the Prospectus relating thereto;

               (b) shall not be entitled to any liquidated damages contemplated in clause (d) or (e) of the first sentence in the first paragraph, or in the second paragraph, of Section 2.5 hereof;

               (c) shall not be entitled to receive any notices from the Company as provided in this Section 3 or elsewhere in this Agreement; and

               (d) shall not otherwise be deemed a Holder of Registrable Securities for purposes of this Agreement with respect to such Shelf Registration Statement.

          All Holders of Registrable Securities, by their payment for and acceptance of such Securities, shall be deemed to have consented and agreed to the terms and provisions of this Agreement including, without limitation, the terms and provisions of this Section 3.

          4. Indemnification; Contribution.

          (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

                    (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by any indemnified party), as incurred, which is reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement shall not inure to the benefit of any Underwriter or any person who controls such Underwriter on account of any such loss, liability, claim, damage or expense arising out of any such defect or alleged defect in any preliminary prospectus if a copy of the Prospectus (exclusive of the documents incorporated by reference therein) shall not have been given or sent by such Underwriter with or prior to the written confirmation of the sale involved to the extent that (i) the Prospectus would have cured such defect or alleged defect and (ii) sufficient quantities of the Prospectus were timely made available to such Underwriter.

          (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

          5. Miscellaneous.

          5.1 Rule 144 and Rule 144A. So long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          5.2 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

          5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

          5.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent

Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

          5.6 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

          5.7 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through
2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2.1 through 2.4 hereof.

          5.8 Restriction on Resales. Until the expiration of two years after the Closing Date, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

          5.9 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          5.12 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        NEVADA POWER COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Confirmed and accepted as
   of the date first above written:

DEUTSCHE BANK SECURITIES INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


GOLDMAN, SACHS & CO.


By:
    ---------------------------------
    (Goldman, Sachs & Co.)

For themselves and as Representatives of the Initial Purchasers.

               Signature Page to the Registration Rights Agreement

                                                                       Exhibit A

                         CONTENTS OF OPINION OF COUNSEL

          1. The Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

          2. Nothing has come to our attention that would lead us to believe that the Exchange Offer Registration Statement (except for financial statements and schedules and other financial data included therein as to which we make no statement), when it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), at the date of such opinion includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                       A-1